                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
    Check the appropriate box:
     [_]  Preliminary Proxy Statement
     [_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [_]  Definitive Proxy Statement
     [_]  Definitive Additional Materials
     [X]  Soliciting Material Under Rule 14a-12


                           ANCOR COMMUNICATIONS, INC.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee
         paid:
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                             Qlogic Corporation and
                        Ancor Communications Incorporated
                         distributed this press release
                      on or about Wednesday, June 21, 2000

QLogic and Ancor Announce Early Termination of H-S-R Waiting Period

Stockholder Meeting Dates

ALISO VIEJO, Calif. and EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--June 21, 2000--

We urge investors and security holders to read QLogic's Registration Statement on Form S-4 and the Joint Prospectus/Proxy Statement of QLogic and Ancor relating to the merger transaction described below, when they become available, because they will contain important information. When these and other documents relating to the transaction are filed with the U.S. Securities and Exchange Commission, they may be obtained free at the SEC's web site at www.sec.gov. You may also obtain each of these documents (when they become available) for free from QLogic or from Ancor by directing your request to the investor relations contact persons identified below.

QLogic Corp. (NASDAQ: - news) and Ancor Communications, Incorporated (NASDAQ:ANCR - news) announced today that the Federal Trade Commission and the Department of Justice have granted early termination of the Hart-Scott-Rodino waiting period for QLogic's previously announced agreement to acquire Ancor.

The companies also announced that they expect meetings of their respective stockholders to consider the transaction to be held on August 1, 2000.

About Ancor Communications

Ancor Communications Inc. (Nasdaq: ANCR - news) provides high-performance SANbox(TM) Fibre Channel switches for storage area networks (SANs). The company's customers include EMC, Hitachi Data Systems, INRANGE Corporation, MTI Technology Corp., Sun Microsystems, and premier SAN resellers, including Bell Microproducts and Datalink. The company was the first to deliver a Fibre Channel switch, and the first to hit the one-gigabit performance level. Ancor, an ISO 9001 quality certified company, is a member of the Fibre Channel Industry Association, the Storage Networking Industry Alliance, the InfiniBand Trade Association, the ANSI Standards Committee, and the University of New Hampshire Fibre Channel Consortium to promote the advancement of Fibre Channel standards and interoperability. Information on Ancor is available on the Web at http://www.ancor.com.

About QLogic

A member of the Nasdaq-100 Index, QLogic Corporation sold more Fibre Channel host bus adapters in 1999 than any other manufacturer in the world according to IDC. The company is also a leading designer and supplier of semiconductor and board-level I/O and enclosure management products targeted at the computer system, storage device and storage subsystem marketplaces. QLogic high-performance controllers are implemented in products from technology leaders such as AMI, Compaq, Dell, Fujitsu, Hitachi, IBM, Iwill, Quantum, Raidtec, Siemens, Sun Microsystems and Unisys. The company's high-performance Fibre Channel and SCSI solutions play a key role in enabling enterprise-level storage area networks (SANs) and the company's enclosure management products monitor and communicate component information that is critical to computer system and storage subsystem reliability and availability. For more information about QLogic and its products, contact QLogic Corp., 26600 Laguna Hills Drive, Aliso Viejo, CA 92656; telephone: 800/662-4471 (sales); 949/389-6000 (corporate); fax:
949/389-6126; home page http://www.qlogic.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

QLogic Corporation ("QLogic") and Ancor Communications, Incorporated, ("Ancor ") plan to file a Registration Statement on Form S-4 and other relevant documents with the Securities and Exchange Commission (the "SEC") in connection with the merger, and QLogic and Ancor expect to mail a Joint Proxy Statement/Prospectus to stockholders of QLogic and Ancor containing information about the merger.

Investors and security holders are urged to read the Registration Statement, the Joint Proxy Statement/Prospectus, and other documents filed with the SEC carefully when they are available. The Registration Statement, Joint Proxy Statement/Prospectus, and other filings will contain important information about QLogic, Ancor, the merger, the persons soliciting proxies relating to the merger, their interests in the merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors will be able to obtain copies of the documents free of charge from QLogic by directing a request through the Investor Information portion of QLogic's website at http://www.qlogic.com or by mail to QLogic Corporation, 26600 Laguna Hills Drive, Aliso Viejo, CA 92656, attention: Investor Relations, telephone: (949) 389-6000. Documents filed by Ancor will be available free of charge from Ancor by directing a request through the Investor Information portion of Ancor's website at http://www.ancor.com or by directing a request by mail to Ancor Communications, Incorporated, 6321 Bury Drive, Eden Prairie, MN 55346, attention: Investor Relations, telephone: (612) 932-4000. In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, QLogic and Ancor file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by QLogic or Ancor at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. QLogic's and Ancor's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS. NOTHING HEREIN SHALL CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE.

SOLICITATION OF PROXIES; INTERESTS OF CERTAIN PERSONS IN THE MERGER.

QLogic, Ancor and their respective directors and executive officers, whom may be considered participants in this transaction, and certain other members of management and employees may be soliciting proxies from QLogic's stockholders and Ancor's shareholders in favor of approval and adoption of the merger agreement.

The following are the directors and executive officers of QLogic:

Name                     Position
----                     --------

H.K. Desai               Director, Chairman of the Board, Chief Executive
                         Officer and President
Thomas R. Anderson       Vice President and Chief Financial Officer
Michael R. Manning       Secretary and Treasurer
David Tovey              Vice President and General Manager, Peripheral Products
Mark A. Edwards          Vice President and General Manager, Computer Products
David M. Race            Vice President and General Manger, Enclosure Management
                         Products
Mark D. Spowart          Vice President, Sales
Lawrence F. Fortmuller   Vice President, Marketing
Robert W. Miller         Vice President, Operations
Carol L. Miltner         Director
George D. Wells          Director
Larry R. Carte           Director
Jim Fiebiger             Director

The following are the directors and executive officers of Ancor:

Name                     Position
----                     --------

Kenneth E. Hendrickson   Director and Chief Executive Officer
Calvin G. Nelson         President
Steven E. Snyder         Chief Financial Officer and Secretary
John F. Carlson          Director
Gerald M. Bestler        Director
Paul F. Lidsky           Director
Michael L. Huntley       Director
Amyl Ahola               Director
Thomas F. Hunt, Jr.      Director

The directors and executive officers of Ancor have interests in the merger, some of which may differ from, or may be in addition to, those of Ancor shareholders generally. Those interests include:

o in connection with the merger, Steve Snyder and Calvin Nelson have entered into employment agreements with Ancor and noncompetition agreements with QLogic which will be effective as of the closing date of the merger;
o in connection with the merger, Ken Hendrickson has entered a consulting agreement and a noncompetition agreement with QLogic which will be effective as of the closing date of the merger;
o in connection with the merger certain key engineers may enter into employment agreements with Ancor and noncompetition agreements with QLogic;
o certain of the directors and executive officers of Ancor may own options to purchase shares of Ancor common stock which will become vested and exercisable in connection with the merger;
o Ken Hendrickson will be nominated to become a member of the board of directors of QLogic in connection with the merger; and
o certain of the executive officers of Ancor will receive payments pursuant to the merger that are considered to be "parachute payments" under the Internal Revenue Code of 1986, and Ancor will pay excise taxes on behalf of the executive officers in connection with such parachute payments.

Additional information about the officers and directors of QLogic can be found in QLogic's Proxy Statement for its 1999 Annual Meeting of Stockholders. More information about the officers and directors of Ancor, including information about their option benefits and holdings of Ancor common stock can be found in Ancor's Proxy Statement for its 2000 Annual Meeting of Shareholders in the section titled "Executive Compensation." QLogic's and Ancor's filings with the SEC are available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

The report contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. References made in this report, and in particular, statements regarding the proposed QLogic/Ancor merger are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain, or meet conditions imposed for, governmental approvals for the merger; failure of the QLogic stockholders or Ancor shareholders to approve the merger; costs related to the merger the risk that the QLogic and Ancor businesses will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting the businesses of QLogic and Ancor generally.

For a detailed discussion of these and other cautionary statements concerning QLogic and Ancor and their respective operations, please refer to QLogic's and Ancor's filings with the Securities and Exchange Commission, including their most recent filings on Form 10-K and 10-Q, QLogic's and Ancor's Proxy Statements for their respective Annual Meetings of Stockholders and the "Forward-Looking Statements" section of the Management's Discussion and Analysis section of QLogic's Form 10-K for the fiscal year ended March 28, 1999 and Form 10-Q for the quarterly period ended December 26, 1999. QLogic's and Ancor's filings with the SEC are available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Trademarks and registered trademarks are the property of the companies with which they are associated.
---------------
Contact:
     QLogic Corp., Aliso Viejo
     Steve Sturgeon (editors), 949/389-6268
     E-mail:  s_sturgeon@qlc.com
       or
     Tom Anderson (investors), 949/389-6213
     E-mail:  t_anderson@qlc.com
       or
     Ancor Communications, Eden Prairie
     Mary Miller (editors), 612/932-4071
     E-mail:  marym@ancor.com
       or
     Steve Snyder (investors), 612/932-4003
     E-mail:  steves@ancor.com